Exhibit 10.9

THE FIRST MARBLEHEAD CORPORATION

Restricted Stock Unit Agreement
Granted Under 2003 Stock Incentive Plan

1)             Grant of Award.

This Agreement evidences the grant by The First Marblehead Corporation, a Delaware corporation (the “Company”) on                            (the “Grant Date”) to                            (the “Participant”) of                            restricted stock units of the Company (individually, an “RSU” and collectively, the “RSUs”).  Each RSU represents the right to receive one share of the common stock, $0.01 par value per share, of the Company (“Common Stock”) as provided in this Agreement.  The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as “Shares.”

2)             Vesting; Forfeiture.

a)             This award shall vest as to

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b)            In the event that the Participant’s employment with the Company is terminated by reason of death or disability, this award shall be fully vested and the date that the Participant’s employment terminates shall be a vesting date.  For this purpose, “disability” shall mean the inability of the Participant, due to a medical reason, to carry out his duties as an employee of the Company for a period of six consecutive months.  In addition, if the Participant’s employment with the Company is terminated by the Company for a reason other than “Cause” (as defined below), then the number of RSUs which shall be vested shall be determined as though the Participant’s employment had terminated on the day that follows the anniversary of the Grant Date that next follows the date of actual termination.  For purposes of this Section 2, “Cause” shall mean unsatisfactory job performance (as determined by the Company), willful misconduct, fraud, gross negligence, disobedience or dishonesty.

c)             For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

d)            The Participant agrees not to engage in a Competitive Action (as defined below) from the date hereof through the first anniversary of the date of termination of the Participant’s employment with the Company.  If on or prior to a Settlement Date (as defined below), the Participant engages in a Competitive Action or enters into, or has entered into, an agreement (written, oral or otherwise) to engage in a Competitive Action, all of the RSUs and all Shares issuable upon vesting of all RSU’s subject to this Agreement shall be immediately forfeited, and the Participant shall have no further rights with respect to such RSUs or Shares.  In the event that the Participant engages in a Competitive Action or enters into, or has entered into, an agreement (written, oral or otherwise) to engage in a Competitive Action after the last Settlement Date but on or prior to the first anniversary of the Participant’s termination of employment with the Company, the Participant shall pay to the Company, upon demand by the Company, an amount equal to (i) the value, as of each Settlement Date, of the number of Shares delivered to the Participant represented by RSUs on such Settlement Date and (ii) the value of all dividends, if any, paid to the Participant in respect of the Shares delivered to the Participant on such Settlement Date.  The Participant may satisfy the payment obligation to the Company of the portion due under (i) above by returning the Shares delivered to the Participant on all Settlement Dates, provided that any amounts due under (ii) above must be remitted to the Company in addition to the return of the Shares.  The Participant acknowledges that the restriction on engaging in a Competitive Action, in view of the nature of the business in which the Company is engaged, is reasonable in scope (as to both the temporal and geographical limits) and necessary in order to protect the legitimate business interests of the Company, and that any violation thereof would result in irreparable injuries to the Company.  The Participant acknowledges further that the amounts required to be paid to the Company pursuant to this provision are reasonable and are not liquidated damages nor shall they be characterized as such and that the payment of such amounts shall not preclude the Company from seeking any further remedies at law or in equity.

e)             For purposes of this Agreement, the Participant will be deemed to engage in a “Competitive Action” if, either directly or indirectly, and whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, the Participant (i) engages in or directs any business activities, in any geographical area where the Company or any subsidiary or parent of the Company is engaged in business or outside of any such geographical area, in either case, which are competitive with any business activities conducted by the Company or any subsidiary or parent of the Company in such geographical area, (ii) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or any subsidiary or parent of the Company, solicits or induces, or in any manner attempts to solicit or induce, any person employed by, or as an agent of, the Company or any subsidiary or parent of the Company to terminate such person’s employment or agency relationship, as the case may be, with the Company or any subsidiary or parent of the Company, (iii) diverts, or attempts to divert, any person, concern or entity from doing business with the Company or any subsidiary or parent of the Company or attempts to induce any such person, concern or entity to cease being a customer of the Company or any subsidiary or parent of the Company or (iv) makes use of, or attempts to make use of, the property or proprietary information of the Company or any subsidiary or parent of the Company, other than in the course of the performance of services to the Company or any subsidiary or parent of the Company or at the direction thereof.  The determination as to whether the Participant has engaged in a Competitive Action (as defined herein) shall be made by the Compensation Committee of the Board of Directors of the Company (the “Committee”) in its sole and absolute discretion.  The Committee’s exercise or nonexercise of such discretion with respect to any particular event or occurrence by or with respect to the Participant or any other recipient of stock options, RSUs or other derivative securities of the Company shall not in any way reduce or eliminate the authority of the Committee to (i) determine that any event or occurrence by or with respect to the Participant constitutes engaging in a Competitive Action or (ii) determine the related Competitive Action date.

3)             Distribution of Shares.

a)             The Company will distribute to the Participant (or to the Participant’s estate in the event that his or her death occurs before distribution of the corresponding Shares), as soon as administratively practicable after each vesting date (each such date of distribution is hereinafter referred to as a “Settlement Date”), but in no event later than 60 days after such vesting date, the Shares of Common Stock represented by RSUs that vested on such vesting date.

b)            The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

4)             Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.

5)             Dividend and Other Shareholder Rights.

Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.

6)             Provisions of the Plan; Reorganization Event.

a)             This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

b)            Upon the occurrence of a Reorganization Event (as defined in the Plan, provided that such event also constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the Company’s assets for purposes of Section 409A of the Internal Revenue Code), each RSU (whether vested or unvested) shall become the right to receive the cash, securities or other property that a Share was converted into or exchanged for pursuant to such Reorganization Event.  If, in connection with such a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.  Notwithstanding the foregoing provisions, this award shall be fully vested if, on or prior to the second anniversary of the date of the consummation of such Reorganization Event, the Participant’s employment with the Company or the Company’s successor is terminated for Good Reason (as defined below) by the Participant or is terminated without Cause (as defined below) by the Company or the Company’s successor.

c)             For purposes of this Section 6, (i) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or any material reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event, provided that such diminution, reduction or relocation is not cured within 30 days of written notice to the Company from the Participant and (ii) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii)  willful misconduct by the Participant which affects the business reputation of the Company.

7)             Withholding Taxes; Section 83(b) Election.

a)             No Shares will be delivered pursuant to the vesting of an RSU unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

b)            The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this award.

8)             Miscellaneous.

a)             No Rights to Employment; Forfeiture of Unvested RSUs upon Employment Termination.  The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder).  The Participant further acknowledges and agrees that (i) the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all and (ii) in the event that the Participant ceases to be employed by the Company for any reason or no reason, except as otherwise provided in Section 2 or Section 6 above, all of the RSUs that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such termination.

b)            Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

c)             Waiver.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

d)            Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

e)             Notice.   All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).

f)             Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

g)            Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

h)            Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

i)              Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

j)              Participant’s Acknowledgments.  The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

k)             Unfunded Rights.  The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company.  The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

l)              Section 409A.  If and to the extent any portion of any distribution of Common Stock hereunder to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the distribution shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit.  The aggregate of any shares of Common Stock that otherwise would have been distributed to the Participant during the period between the date of separation from service and the New Payment Date shall be distributed to the Participant in a lump sum on such New Payment Date, and any remaining distributions will be made on their original schedule.  The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or distributions under this Award are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

m)            Regulatory Condition.  Any distribution, acceleration, vesting or payment of benefits to a Participant pursuant to this Agreement or otherwise, is and shall be subject to and conditioned upon prior compliance with all applicable provisions and requirements, including prior regulatory approval requirements, if applicable, of 12 U.S.C. § 1828(k) and any regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE FIRST MARBLEHEAD CORPORATION

By:
Name:
Title:

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